Exhibit 10.6

Expedia, Inc. Non-Employee Director
Deferred Compensation Plan

Effective July [    ], 2005

        1.     PURPOSE.    The purpose of the Expedia, Inc. Non-Employee Director Deferred Compensation Plan (the "Plan") is to provide non-employee Directors of Expedia, Inc. (or any successor thereto) (the "Company") with an opportunity to defer certain compensation earned as a Director.

        2.     EFFECTIVE DATE.    The Plan shall become effective upon approval by both the Board of Directors and the stockholders of the Company.

        3.     ELIGIBILITY.    Any Director of the Company who is not an employee of the Company or of any subsidiary or affiliate of the Company is eligible to participate in the Plan.

        4.     ELECTION TO DEFER COMPENSATION.

          a.     TIME OF ELIGIBILITY.    An election to defer compensation shall be made by a nominee for election as a Director who is not then serving as a Director prior to the time of election to the Board for the relevant elected term and prior to the right to receive any compensation with respect to such term. A Director who has not previously elected to defer receipt of compensation or who has subsequently discontinued such election may elect to defer compensation by giving notice prior to November 1 of each year, but any such election shall only be effective for compensation payable during the calendar year following such notice and thereafter. An election shall continue in effect until the end of the participant's service as a Director or until the end of the calendar year during which the Director gives the Company written notice of the discontinuance of the election, whichever shall occur first. Such a notice of discontinuance shall operate prospectively from the first day of the calendar year following the giving of notice referred to in the preceding sentence, and compensation payable during any subsequent calendar year shall not be deferred (absent any timely future deferral election), but compensation theretofore deferred shall continue to be withheld and shall be paid in accordance with the notice of election pursuant to which it was withheld.

          b.     AMOUNT OF DEFERRAL.    A participant may elect to defer receipt of all or a specified portion of the annual retainer fee receivable by such Director for service as a Director of the Company and all meeting attendance fees (which shall include compensation and audit committee meeting attendance fees) receivable by such Director.

          c.     MANNER OF ELECTING DEFERRAL.    A participant shall elect to defer compensation by giving written notice to the Company in the form attached hereto as Exhibit A. Such notice shall include:

              (i)  the percentage or amount of annual fees to be deferred;

             (ii)  an allocation of the deferral between the "Cash Fund" or "Share Units"; and

            (iii)  an election of a lump-sum payment or of a number of annual installments (not to exceed five) for the payment of the deferred compensation (plus the amounts credited under Section 5), such lump-sum payment or the first installment payment occurring on the later of January 15 of the year following the year in which service as a Director terminates or six months from the date on which service as a Director terminates.

        5.     DEFERRED COMPENSATION ACCOUNT.    The Company shall establish a deferred compensation account (the "Account") for each participant.

            (i)  For amounts deferred to the Cash Fund, the Account will be credited as follows:

            (a)   at the time such amount would otherwise be payable, with the amount of any compensation, receipt of which the participant has elected to defer, and

            (b)   at the end of each calendar year or initial or terminal portion of a year, with deemed interest, at an annual rate equivalent to the weighted average prime or base lending rate of The Chase Manhattan Bank (or any successor thereto) for the relevant year or portion thereof (the "Interest Equivalents"), upon the average daily balance in the Account during such year or portion thereof.

           (ii)  For amounts deferred to Share Units, the Account will be credited as follows:

            (a)   at the time such amount would otherwise be payable, with the amount of any compensation, receipt of which the participant has elected to defer. Such amount shall be converted on such date to a number of Share Units (computed to the nearest 1/1000 of a share) equal to the number of shares of common stock, par value $.0001 per share ("Common Stock"), of the Company which theoretically could have been purchased on such date with such amount, using the last sale price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on The Nasdaq Stock Market's National Market System ("Nasdaq"), or, if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded; and

            (b)   on each date on which a dividend is paid on the Common Stock, with the number of Share Units (computed to the nearest 1/1000 of a share) which theoretically could have been purchased with the amount of dividends payable on the number of shares equal to the number of Share Units in the participant's Account immediately prior to the payment of such dividend; the number of additional Share Units shall be calculated as in 5(ii) (a) above.

        6.     VALUE OF DEFERRED COMPENSATION ACCOUNTS.    The value of each participant's Account on any date shall consist of (i) in the case of the Cash Fund, the sum of the compensation deferred in accordance with paragraph 4(c) above and the Interest Equivalents credited through such date, and (ii) in the case of the Share Units, the market value of the corresponding number of shares of Common Stock on such date, determined using the last sale price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on Nasdaq, or if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded. The Account balances shall be credited with Interest Equivalents or additional Share Units for so long as there is an outstanding balance in the Account. As promptly as practicable following the close of each calendar year a statement shall be sent to each participant as to the balance in the participant's Account as of the end of such year.

        7.     PAYMENT OF DEFERRED COMPENSATION.    No payment may be made from a participant's Account except as follows:

          a.     The balance in a participant's Account in the Cash Fund shall be paid in cash in the manner elected in accordance with the provisions of paragraph 4(c) above. If annual installments are elected, the amount of the first payment shall be a fraction of the balance in the participant's Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the balance in the participant's Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. Each payment pursuant to this paragraph 7(a) shall include Interest Equivalents, but only on the amount being paid, from the preceding December 31 to the date of payment.

          b.     The balance in a participant's Account in Share Units shall be paid in the number of actual shares of Common Stock equal to the whole number of Share Units in the participant's Account. If annual installments are elected, the whole number of shares of Common Stock in the first payment shall be a fraction of the number of Share Units in the participant's Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The whole number of shares of Common Stock in each subsequent payment shall be a fraction of the Share Units in the participant's Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

          c.     Notwithstanding the election of the participant pursuant to paragraph 4(c), in the event of a participant's death or termination of service due to conflict of interest, illness or disability (within the meaning of Section 409A), the balance in the participant's Account (in the case of the Cash Fund including Interest Equivalents in relation to the elapsed portion of the year of death or termination of service) shall be determined as of the date of death or termination of service due to conflict of interest, illness or disability, and such balance shall be paid in a single payment in cash in the case of the Cash Fund or in actual shares of Common Stock in the case of Share Units to the participant or the participant's estate, as the case may be, as soon as reasonably possible thereafter.

          d.     In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a "Share Change"), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Board of Directors of the Company may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (B) the maximum limitation set forth in Sections 11, and (C) the number and kind of shares of Common Stock or other securities subject to Share Units. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Share Units in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Share Units, as determined by the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Board that the value of a Share Unit shall for this purpose be deemed to equal the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction shall conclusively be deemed valid); and (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares subject to outstanding Common Stock. Any adjustment under this Section 3(d) need not be the same for all Participants.

        8.     PARTICIPANT'S RIGHTS UNSECURED.    The right of a participant to receive any unpaid portion of the participant's Account, whether the Cash Fund or Share Units, shall be an unsecured claim against the general assets of the Company.

        9.     NONASSIGNABILITY.    The right of a participant to receive any unpaid portion of the participant's Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

        10.   ADMINISTRATION.    This Plan shall be administered by the Secretary of the Company, who shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

        11.   STOCK SUBJECT TO PLAN.    The total number of Share Units that may be credited to the Accounts of all eligible Directors, and the total number of shares of Common Stock reserved and available for issuance, under the Plan shall be 100,000.

        12.   CONDITIONS UPON ISSUANCE OF COMMON STOCK.    Shares of Common Stock shall not be issued pursuant to the Plan unless the issuance and delivery of such shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        13.   AMENDMENT AND TERMINATION.    This Plan may be amended, modified or terminated at any time by the Board of Directors of the Company; provided, however, that no such amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's rights with respect to amounts theretofore accrued to the participant's Account.

        14.   SECTION 409A.    The Plan is intended to comply with Section 409A of the Code. However, in the event that the Board of Directors of the Company determines that any of the provisions of this Plan do not comply with Section 409A of the Code, such provisions shall be reformed to the extent necessary such that the provisions will comply with Section 409A of the Code.

Exhibit A

FORM OF ELECTION

TO THE SECRETARY OF EXPEDIA, INC. (the "Company" or "Expedia"):

        Pursuant to Paragraph 4 of the Expedia Non-Employee Director Deferred Compensation Plan (the "Plan"), the undersigned hereby elects to defer            % of all future payments with respect to the annual retainer fees for service on the Board of Directors of the Company and Committees thereof in accordance with the terms of the Plan. Of such amount,             % shall be deferred to Share Units representing shares of Expedia Common Stock and            % shall be deferred to the Cash Fund.

        The undersigned also hereby elects to defer            % of all future meeting attendance fees to which the undersigned would otherwise be entitled. With respect to meeting fees that are deferred,            % shall be deferred to Share Units representing shares of Expedia Common Stock and            % shall be deferred to the Cash Fund.

        Deferrals pursuant to this election will begin with [CALENDAR YEAR] director fees.

        Except as otherwise provided by the Plan, the compensation deferred is to be paid to me in the following manner (check and complete one):

single lump-sum payment in cash or Expedia Common Stock, as the case may, to be paid on the later of January 15th of the year following the year in which my service terminates or six months from termination of service; or

installment payments in (insert number up to five) annual installments, the first annual installment to be paid on the later of January 15th of the year following the year in which my service terminates or six months from termination of service, and subsequent annual installment payments to begin on January 15th of the year following the year in which my first payment was made.

        It is understood that this election must by submitted to the Secretary of the Company:

  •
  by November 1 for continuing directors to begin deferrals for payments otherwise to be received beginning in the next calendar year; or

  •
  prior to beginning service on the Board of Directors of the Company for new directors.

        The undersigned hereby acknowledges that this election is subject to the terms of the Plan.

Date:	[NON-EMPLOYEE DIRECTOR]
Received on this day of on behalf of Expedia, Inc.
[CORPORATE SECRETARY]